THIS AGREEMENT dated for reference the 15th day of May, 2000


AMONG:

          ICHOR CORPORATION, a corporation organized under the laws of Delaware, U.S.A., having an office at 1620 - 400 Burrard Street, Vancouver, British Columbia V6C 3A6

                                                         OF THE FIRST PART

AND:

          MAARTEN REIDEL, Businessman of Neudorf, 24321 Hohwacht, Germany

                                                        OF THE SECOND PART

WHEREAS:

A. Pursuant to the Purchase Agreement, Ichor acquired or had the right to acquire 100% of the issued and outstanding shares of Nazca from the Nazca Shareholders;

B. The acquisition completed on October 20, 1998, but was subject to certain conditions subsequent, including that Nazca meet certain sales targets by May 31, 1999;

C. A disagreement arose among the parties to the Purchase Agreement, following which Ichor entered into the Revised Purchase Agreement with the Majority Shareholders;

D. Pursuant to the Revised Purchase Agreement, Ichor acquired or was entitled to receive the following shares from the Majority
     Shareholders:

               Shareholders                No. of Shares
               ------------                -------------
               John Houston                337,357
               Frederick Reidel            130,625
               Maarten Reidel              485,559

E. Pursuant to the Revised Purchase Agreement, the Majority Shareholders were provided an option (the "Option") to reacquire the Nazca Shares subject to the fulfilment of certain conditions;

F. A dispute has arisen amongst the parties to the Revised Purchase Agreement as to the performance of the Option and the parties wish to enter into this Agreement and the agreements contemplated hereby, to evidence the full and final settlement of all claims, demands and causes of actions existing as at the date hereof among the parties hereto and the Releasors.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective agreements hereinafter set forth, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), the parties acknowledge, declare, covenant and agree as follows:


                                 ARTICLE 1
                              INTERPRETATION

     Section 1.1 Definitions. When used in this Agreement (including the Recitals and any Schedules hereto) or any amendment hereto, the following terms shall, unless otherwise expressly provided, have the following meanings, respectively:

"Agreement" means this Agreement, as supplemented, amended or otherwise modified or replaced from time to time and includes the Recitals and Schedules hereto, and the expressions "Article" and "Section" followed by a number mean and refer to the specified Article or Section of this Agreement;

"Closing Date" means June 14, 2000 or such other date as the parties may, in writing, agree;

"DPAG" means Dresden Papier Aktiengesellschaft, a corporation organized under the laws of Germany;

"Drummond" means Drummond Financial Corporation, a corporation organized under the laws of the State of Delaware;

"Ichor" means Ichor Corporation, a corporation organized under the laws of the State of Delaware;

"Ichor Releasees" means Nazca, NSA and the Majority Shareholders and their respective successors, assigns, officers, directors, advisors and employees;

"Ichor Releasors" means Ichor, DPAG, Drummond, Mercer, MFC and Trimaine;

"Majority Shareholders" means Maarten Reidel, Frederick Reidel and John
Houston;

"Mercer" means Mercer International Inc., a Massachusetts trust organized under the laws of the State of Washington;

"MFC" means MFC Bancorp Ltd., a company organized under the laws of the Yukon Territory;

"Nazca" means Nazca Holdings Ltd., a company organized under the laws of Bermuda;

"Nazca Receivables" means all amounts due or accruing due from Nazca to Ichor as at the Closing Date;

"Nazca Releasees" means Ichor, DPAG, Drummond, Mercer, MFC and Trimaine and their respective successors, assigns, officers, directors, advisors and employees;

"Nazca Releasors" means Nazca, NSA and the Majority Shareholders;

"Nazca Shareholders" means all of the shareholders of Nazca as constituted at the time that Ichor entered into the Purchase Agreement

"Nazca Shares" means the 953,541 common shares of Nazca that were transferred to or which Ichor was entitled to receive pursuant to the Revised Purchase Agreement;

"Note" means a promissory note in the principal sum of $600,000 from Maarten Reidel in favour of Ichor in the form appended as Schedule "A" hereto;

"NSA" means Nazca S.A., a company organized under the laws of Chile;

"person" means an individual, a partnership, a corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a state or a political subdivision thereof or any agency of such state or subdivision;

"Purchase Agreement" means a purchase agreement among Ichor and the Nazca Shareholders dated for reference October 17, 1998;

"Releasees" means the Ichor Releasees and the Nazca Releasees;

"Releases" means releases to be provided by the Releasors in the forms set out in Schedule B hereto;

"Releasors" means the Ichor Releasors and the Nazca Releasors;

"Revised Purchase Agreement" means a revised purchase agreement among Ichor and the Majority Shareholders dated for reference July 26, 1999;

"Time of Closing" means 10:00 a.m. Vancouver time on the Closing Date;

"Trimaine" means Trimaine Holdings, Inc. (formerly Logan Financial Corporation), a company organized under the laws of the State of Washington;

     Section 1.2 Headings, etc. The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     Section 1.3 Gender and Number. Words imparting the singular number include the plural and vice-versa and words imparting gender include the masculine, feminine and gender neutral and vice versa as the context requires.

     Section 1.4 Amendment. No amendment of any provision of this Agreement shall be effective unless the same is in writing and signed by each party hereto.

     Section 1.5 Currency. Unless otherwise specified herein all references to "dollars" or "$" shall be references to U.S. Dollars.

     Section 1.6 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

     Section 1.7 Schedules. All documents attached and referred to in this Agreement and the following schedules attached hereto are integral to and form part of this Agreement:

                   Schedule "A" - Maarten Reidel Promissory Note
                   Schedule "B" - Forms of Release


                                 ARTICLE 2
                 TRANSFER OF NAZCA SHARES TO MAARTEN REIDEL

     Section 2.1   Transfer of Nazca Shares and Nazca Receivables.
Subject to the terms and conditions hereof, Ichor covenants and agrees to sell, assign and transfer to Maarten Reidel, on the Closing Date, and Maarten Reidel covenants and agrees to purchase from Ichor, all of Ichor's interest in the Nazca Shares and the Nazca Receivables.

     Section 2.2 Purchase Price and Closing. The purchase price payable by Maarten Reidel to Ichor for Ichor's interest in the Nazca Shares and the Nazca Receivables is the sum of $600,000 payable by delivery of the Note at the Time of Closing.

     Section 2.3 Acknowledgement of Indebtedness. Maarten Reidel hereby undertakes to deliver, within three days of the Closing Date, a notarized (before a German notary) and immediately executable acknowledgement of indebtedness (an "Schuldanerkenntnis mit Vollstreckungsunterwerfung") in the sum of U.S. Six Hundred Thousand ($600,000) Dollars plus interest thereon at the rate of five (5%) per cent per annum calculated from and including May 1, 2000 to the date of payment. The Release to be delivered hereunder in favour of Maarten Reidel will have no effect with respect to Maarten Reidel until such time as the acknowledgement of indebtedness in the form required hereunder has been delivered in accordance with the terms hereof.

     Section 2.4 Delivery of Nazca Shares. On the Closing Date, Ichor shall be obliged to deliver stock transfer powers of attorney relating to only those share certificates representing the Nazca Shares as were received by Ichor from the Majority Shareholders, which certificates have been delivered to Nazca's Authorized Transfer Agent, Butler & Taylor of Nassau, the Bahamas.

                                 ARTICLE 3
                        CONDITIONS TO COMPLETION

     Section 3.1 Conditions of Closing in Favour of Ichor. The completion of each of the transactions contemplated hereby is subject to the terms and conditions set forth below which are for the exclusive benefit of Ichor, to be fulfilled or performed prior to the Time of Closing. Any such condition may be waived in whole or in part by Ichor in writing without prejudice to any claims it may have for a breach of covenant, representation or warranty:

     (a) Delivery of Releases. Each of the Nazca Releasors shall have executed and delivered Releases to the Nazca Releasees;

     (b) Compliance. All of the terms, covenants and conditions of this Agreement to be complied with or performed by Maarten Reidel and all of the deliveries contemplated hereby at or before the time of Closing shall have been complied with or performed; and


     (c) Further Assurances. Maarten Reidel, Nazca, NSA and the Majority Shareholders shall provide all other documents and assurances as reasonably requested by Ichor to more effectively complete the transactions contemplated by this Agreement.

     Section 3.2 Conditions of Closing in Favour of Maarten Reidel. The completion of each of the transactions contemplated hereby is subject to the terms and conditions set forth below which are for the exclusive benefit of Maarten Reidel, to be fulfilled or performed prior to the Time of Closing. Any such condition may be waived in whole or in part by Maarten Reidel in writing without prejudice to any claims he may have for a breach of covenant, representation or warranty:

     (a) Delivery of Releases. Each of the Ichor Releasors shall have executed and delivered Releases to the Ichor Releasees;

     (b) Compliance. All of the terms, covenants and conditions of this Agreement to be complied with or performed by Ichor and all of the deliveries contemplated hereby at or before the time of Closing shall have been complied with or performed; and

     (c) Further Assurances. Ichor shall provide all other documents and assurances as reasonably requested by Maarten Reidel, Nazca, NSA or the Majority Shareholders to more effectively complete the transactions contemplated by this Agreement.

                                 ARTICLE 4
                                 INDEMNITY

     Section 4.1 Indemnity. Maarten Reidel hereby agrees to indemnify and hold harmless each of the Nazca Releasees against any manners of action, causes of action, claims, demands, damages, costs, and expenses whatsoever which against any of the Nazca Releasees the Nazca Shareholders ever had, now have or hereinafter can, shall or may have by reason of any matter, cause or thing whatsoever existing up to the Closing Date.


                                 ARTICLE 5
                      REPRESENTATIONS AND WARRANTIES

     Section 5.1 Representations of Ichor. Ichor makes no representation or warranty with respect to Ichor's legal or beneficial title to and/or interest in the Nazca Shares and Nazca Receivables with the exception that Ichor represents and warrants that Ichor has not transferred or otherwise dealt with its interest in the Nazca Shares to or with any third party and Nazca has not assigned or dealt with its interest in the Nazca Receivables to or with any third party. Notwithstanding
Section 2.4 hereof, following the completion of the transactions contemplated hereby, Ichor expressly represents and confirms that it will not hold, nor shall it have title or any interest, be it direct, indirect, beneficial or in any other manner to any Nazca Shares including those for which Ichor shall not have delivered stock transfer powers of attorney pursuant to Section 2.4.


                                 ARTICLE 6
                               MISCELLANEOUS

     Section 6.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Germany and shall be treated in all respects as a German contract without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     Section 6.2 Consent to Jurisdiction. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Germany, in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in such court. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     Section 6.3 Successors and Assigns. This Agreement shall become effective when it is executed by the parties and thereafter shall be binding upon and enure to the benefit of the parties hereto and their successors and permitted assigns. Neither party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other, which consent may be arbitrarily withheld.

     Section 6.4 Prior Understandings. This Agreement supersedes all prior understandings and agreements, whether written or oral, and constitutes the entire agreement between the parties hereto relating to the transactions provided for herein.

     Section 6.5   Time of the Essence.  Time shall be the essence hereof.

     Section 6.6 Confidentiality. No party to this Agreement shall disclose any of its terms, conditions or its existence to any third party, except as may be required by law or the rules, policies or regulations of any securities regulatory authority or stock exchange having jurisdiction, without the prior written consent of the other parties hereto, which consent may be arbitrarily withheld.

     Section 6.7 No Admission of Liability. The parties hereto have executed and delivered this Agreement without any admission of liability on the part of or on behalf of any party to this Agreement.

     Section 6.8 Benefit. Each of the parties hereto hereby acknowledges, covenants and agrees that this Agreement is being entered into for the benefit of each such party and each of the parties hereto acknowledges that each has an interest in the settlement and transactions contemplated hereby being completed in accordance with the terms of this Agreement.

     Section 6.9 Enurement. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective administrators, trustees, receivers, successors and permitted assigns.

     Section 6.10 Further Assurances. Each party agrees that it will execute all documents and do all acts and things as the other party may reasonably request and as may be lawful and within its respective power to do, to carry out and/or implement the provisions or intent of this Agreement.

     Section 6.11 Counterparts and Facsimile. This Agreement may be executed in counterparts and by facsimile and by different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

     Section 6.12 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.


ICHOR CORPORATION

By: /s/ Michael J. Smith
    -----------------------

Name:                                                      (c/s)
      ---------------------

Title:
       --------------------



SIGNED, SEALED and DELIVERED by      )
MAARTEN REIDEL in the presence of:   )
                                     )
------------------------------------ )
Signature                            )
                                     )              /s/ Maarten Reidel
------------------------------------ )              ----------------------
Name                                 )              MAARTEN REIDEL
                                     )
------------------------------------ )
Address                              )
                                     )
------------------------------------ )
                                     )
------------------------------------ )
Occupation                           )

                                 SCHEDULE A

                               PROMISSORY NOTE


                                 May 1, 2000

PRINCIPAL AMOUNT:  US $600,000                         DUE:  JUNE 30, 2001

FOR VALUE RECEIVED, the undersigned MAARTEN REIDEL ("Reidel"), of Neudorf, 24321 Hohwacht, Germany hereby promises to pay to ICHOR CORPORATION ("ICHOR") of 1620 - 400 Burrard Street, Vancouver, British Columbia V6C 3A6 at such address or at such other place as ICHOR may from time to time designate by written notice to Reidel, the principal amount of SIX HUNDRED THOUSAND (U.S. $600,000) U.S. DOLLARS, on JUNE 30, 2001, together with interest thereon at the rate of five (5%) per cent per annum calculated from and including May 1, 2000, to the date of payment. Interest shall accrue at the rate aforesaid as well after as before maturity and default and shall accrue and be payable on overdue interest and shall be payable on December 31, 2000 and June 30, 2001. Interest shall be compounded monthly at the aforesaid rate on the principal amount outstanding and on overdue interest following maturity and default.

THIS NOTE shall be governed by and construed in accordance with the laws of Germany without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. Reidel hereby irrevocably submits to the jurisdiction of the Courts of the Republic of Germany, in any action or proceeding arising out of or relating to this promissory note.

PRESENTMENT for payment, demand, protest and notice of dishonour and protest hereof are hereby waived.



SIGNED, SEALED AND DELIVERED by      )
MAARTEN REIDEL in the presence of:   )
                                     )
------------------------------------ )
Witness                              )
                                     )
------------------------------------ )          --------------------------
Address                              )          MAARTEN REIDEL
                                     )
------------------------------------ )
                                     )
------------------------------------ )
Occupation                           )

                                SCHEDULE B

                              GENERAL RELEASE


NAZCA HOLDINGS LTD., NAZCA S.A., MAARTEN REIDEL, FREDERICK REIDEL and JOHN HOUSTON (collectively, the "Releasor"), for and in consideration of the sum of TEN ($10.00) DOLLARS, now paid to the Releasor (the receipt and sufficiency of which is hereby acknowledged) and other good and valuable consideration, subject to the terms and conditions set out herein, by these presents, jointly and severally for themselves, and their respective successors and assigns, hereby REMISE, RELEASE AND FOREVER DISCHARGE ICHOR CORPORATION, DRESDEN PAPIER AKTIENGESELLSCHAFT, DRUMMOND FINANCIAL CORPORATION, MERCER INTERNATIONAL INC., MFC BANCORP LTD. and TRIMAINE HOLDINGS, INC. and their subsidiary, affiliated and related companies and their respective officers, directors, advisors and employees (collectively, the "Releasee"), and their respective successors and assigns, of and from all manners of action, causes of action, claims, demands, damages, costs and expenses of any nature or kind whatsoever, which against the Releasee, the Releasor ever had, now has or hereinafter can, shall or may have by reason of any matter, cause or thing whatsoever existing up to the present time, AND IN PARTICULAR, BUT WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, the Releasor does hereby remise, release and forever discharge the Releasee, of and from all manners of action, causes of action, suits, contracts, claims, demands, costs and expenses of any nature or kind whatsoever arising out of or in any way connected with Nazca Holdings Ltd. and any agreements among any of the persons comprising the Releasor and the Releasee relating to the shares or operations thereof.

THE RELEASES AND DISCHARGES set out herein do not apply to any manners of action, causes of action, claims, demands, damages, costs or expenses or other matters that are or become in issue between the Releasee or any party comprising the Releasee and Maarten Reidel other than as such matters specifically relate to Nazca Holdings Ltd..

IT IS DISTINCTLY UNDERSTOOD AND AGREED that the above consideration is accepted voluntarily for the purpose of making full and final compromise, adjustment and settlement of all claims or potential claims between the Releasor and the Releasee as provided herein and this Release shall not be construed as an admission of liability on the part of the Releasee.

IT IS FURTHER DISTINCTLY UNDERSTOOD AND AGREED and Releasor acknowledges that facts in respect which this Release is made may prove to be other than or different from the facts in that connection now known or believed by the Releasor to be true. The Releasor accepts and assumes the risks or the facts being different and agrees that this Release shall be in all respects enforceable and not subject to termination, rescission or variation by a discovery of any difference in facts.

IT IS FURTHER DISTINCTLY UNDERSTOOD AND AGREED that the Releasor has read this Release and that the terms of this Release are contractual and not a mere recital.

IT IS FURTHER DISTINCTLY UNDERSTOOD AND AGREED, and the parties hereto covenant and agree that all representations, warranties and covenants set out hereunder are joint and several and enforceable against each such party.

THIS RELEASE is governed by and shall be interpreted pursuant to the laws of Germany. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Germany, in any action or proceeding arising out of or relating to this Release and hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in such court, and that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

THIS RELEASE may be executed in counterparts and by facsimile and by different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF the Releasor has hereunto set his hand and seal
effective the      day of May, 2000.
              ----


NAZCA HOLDINGS LTD.

By:
    --------------------------                          (c/s)

Name:
      ------------------------

Title:
       -----------------------


NAZCA S.A.

By:
    --------------------------                          (c/s)

Name:
      ------------------------

Title:
       -----------------------

SIGNED, SEALED and DELIVERED   )
by MAARTEN REIDEL in the       )
presence of:                   )
                               )
------------------------------ )
Signature                      )               --------------------------
                               )               MAARTEN REIDEL
------------------------------ )
Name                           )
                               )
------------------------------ )
Address                        )
                               )
------------------------------ )
                               )
------------------------------ )
Occupation                     )


SIGNED, SEALED and DELIVERED   )
by FREDERICK REIDEL in the     )
presence of:                   )
                               )
------------------------------ )
Signature                      )               --------------------------
                               )               FREDERICK REIDEL
------------------------------ )
Name                           )
                               )
------------------------------ )
Address                        )
                               )
------------------------------ )
                               )
------------------------------ )
Occupation                     )


SIGNED, SEALED and DELIVERED   )
by JOHN HOUSTON in the         )
presence of:                   )
                               )
------------------------------ )
Signature                      )               --------------------------
                               )               JOHN HOUSTON
------------------------------ )
Name                           )
                               )
------------------------------ )
Address                        )
                               )
------------------------------ )
                               )
------------------------------ )
Occupation                     )

                                SCHEDULE B

                              GENERAL RELEASE


ICHOR CORPORATION, DRESDEN PAPIER AKTIENGESELLSCHAFT, DRUMMOND FINANCIAL CORPORATION, MERCER INTERNATIONAL INC., MFC BANCORP LTD. and TRIMAINE HOLDINGS, INC. (collectively, the "Releasor"), for and in consideration of the sum of TEN ($10.00) DOLLARS, now paid to the Releasor (the receipt and sufficiency of which is hereby acknowledged) and other good and valuable consideration, subject to the terms and conditions set out herein, by these presents, jointly and severally for themselves, and their respective successors and assigns, hereby REMISE, RELEASE AND FOREVER DISCHARGE NAZCA HOLDINGS LTD., NAZCA S.A., MAARTEN REIDEL, FREDERICK REIDEL and JOHN HOUSTON and their subsidiary, affiliated and related companies and their respective officers, directors, advisors and employees (collectively, the "Releasee"), and their respective successors and assigns, of and from all manners of action, causes of action, claims, demands, damages, costs and expenses of any nature or kind whatsoever, which against the Releasee, the Releasor ever had, now has or hereinafter can, shall or may have by reason of any matter, cause or thing whatsoever existing up to the present time, AND IN PARTICULAR, BUT WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, the Releasor does hereby remise, release and forever discharge the Releasee, of and from all manners of action, causes of action, suits, contracts, claims, demands, costs and expenses of any nature or kind whatsoever arising out of or in any way connected with Nazca Holdings Ltd. and any agreements among any of the persons comprising the Releasor and the Releasee relating to the shares or operations thereof.

THE RELEASES AND DISCHARGES set out herein do not apply to any manners of action, causes of action, claims, demands, damages, costs or expenses or other matters that are or become in issue between the Releasor or any party comprising the Releasor and Maarten Reidel other than as such matters specifically relate to Nazca Holdings Ltd..

IT IS DISTINCTLY UNDERSTOOD AND AGREED that the above consideration is accepted voluntarily for the purpose of making full and final compromise, adjustment and settlement of all claims or potential claims between the Releasor and the Releasee as provided herein and this Release shall not be construed as an admission of liability on the part of the Releasee.

IT IS FURTHER DISTINCTLY UNDERSTOOD AND AGREED and Releasor acknowledges that facts in respect which this Release is made may prove to be other than or different from the facts in that connection now known or believed by the Releasor to be true. The Releasor accepts and assumes the risks or the facts being different and agrees that this Release shall be in all respects enforceable and not subject to termination, rescission or variation by a discovery of any difference in facts.

IT IS FURTHER DISTINCTLY UNDERSTOOD AND AGREED that the Releasor has read this Release and that the terms of this Release are contractual and not a mere recital.

IT IS FURTHER DISTINCTLY UNDERSTOOD AND AGREED, and the parties hereto covenant and agree that all representations, warranties and covenants set out hereunder are joint and several and enforceable against each such party.

THIS RELEASE is governed by and shall be interpreted pursuant to the laws of Germany. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Germany, in any action or proceeding arising out of or relating to this Release and hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in such court, and that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

THIS RELEASE may be executed in counterparts and by facsimile and by different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF the Releasor has hereunto set his hand and seal
effective the      day of May, 2000.
              ----


ICHOR CORPORATION

By:
    --------------------------                              (c/s)

Name:
      ------------------------

Title:
       -----------------------


DRESDEN PAPIER AKTIENGESELLSCHAFT

By:
    ---------------------------                             (c/s)

Name:
      -------------------------

Title:
       ------------------------

DRUMMOND FINANCIAL CORPORATION

By:
    ----------------------------                             (c/s)

Name:
      --------------------------

Title:
       -------------------------


MERCER INTERNATIONAL INC.

By:
    ------------------------------                           (c/s)

Name:
      ----------------------------

Title:
       ---------------------------


MFC BANCORP LTD.

By:
    -------------------------------                          (c/s)

Name:
      -----------------------------

Title:
       ----------------------------

TRIMAINE HOLDINGS, INC.

By:
    -------------------------------                          (c/s)

Name:
      -----------------------------

Title:
       ----------------------------